Exhibit 4.1.3

THIRD SUPPLEMENTAL INDENTURE, dated as of May 14, 2007, to the Indenture dated as of April 29, 2004 (as amended and supplemented to the date hereof, the “Indenture”), among Mueller Water Products, Inc., a Delaware corporation (the “Company”) and Law Debenture Trust Company of New York, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore entered into the Indenture, and the 14¾% Senior Discount Notes due 2014 (the “Notes”) of the Company have been issued pursuant thereto;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may, with the requisite consents of the holders, enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated May 1, 2007 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, the “Consent and Letter of Transmittal” and, together with the Statement, with respect to the Notes, the “Offer”), from each Holder of such Notes;

WHEREAS, the Offer is conditioned upon, among other things, certain amendments to the Indenture and to the Notes set forth in Article Two, Article Three, Article Four and Article Five of this Supplemental Indenture (the “Amendments”) having been approved by Holders of in excess of a majority of the outstanding principal amount of the Notes and a supplemental indenture in respect thereof having been executed and delivered;

WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of more than a two-thirds of the outstanding aggregate principal amount of the Notes to effect the Amendments;

WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

ARTICLE ONE

SECTION 1.01.                                      Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO

SECTION 2.01.                                      Amendments to Table of Contents

(a)           The Table of Contents of the Indenture is amended by deleting the titles to Section 3.09 and Sections 4.03 through Section 4.15 and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

SECTION 3.01.                                      Elimination of Certain Definitions in Article 1.

(a)           Section 1.01 of the Indenture is amended by deleting the definitions “Acquired Indebtedness”; “Cash Equivalents”; “Consolidated Cash Flow”; “Consolidated Net Income”; “Existing Indebtedness”; “Fixed Charges”; “Fixed Charge Coverage Ratio”; “Investments”; “Net Income”; “Net Proceeds”; “Permitted Investments”; “Permitted Liens”; “Permitted Refinancing Indebtedness”; “Restricted Investment” and “Weighted Average Life to Maturity” contained therein in their entirety.

(b)           Section 1.02 of the Indenture is amended by deleting the definitions “Affiliate Transaction”; “Permitted Indebtedness”; and “Restricted Payments” contained therein in their entirety.

SECTION 3.02.                                      Elimination of Certain Provisions in Article 3.

(a)           Section 3.09 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.03.                                      Elimination of Certain Provisions in Article 4

(a)           Section 4.03 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b)           Section 4.04 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c)           Section 4.05 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d)           Section 4.06 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e)           Section 4.07 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f)            Section 4.08 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g)           Section 4.09 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h)           Section 4.10 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i)            Section 4.11 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j)            Section 4.12 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k)           Section 4.13 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l)            Section 4.14 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m)          Section 4.15 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.04.                                      Amendment and Elimination of Certain Provisions in Article 5.

Section 5.01 of the Indenture is amended by:

(a)           deleting the following proviso at the end of clause (1): “provided that if such Person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary of such Person organized under the laws of the United States, any state thereof or the District of Columbia becomes a co-issuer of the Notes in connection therewith”;

(b)           deleting the text of clauses (3) and (4) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(c)           replacing references in Section 5.01 to “surviving corporation” with “surviving entity.”

SECTION 3.05.                                      Elimination of Certain Provisions in Article 6.

(a)           Section 6.01 of the Indenture is amended by:

(i)            deleting the text of clauses (3), (4), (5) and (6) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(ii)           deleting all references to “Restricted Subsidiaries that is a Significant Subsidiary” from clauses (7) and (8).

(b)           Section 6.02 of the Indenture is amended by:

(i)            deleting all references to “Restricted Subsidiaries that is a Significant Subsidiary” from the Section.

SECTION 3.06.                                      Elimination of Certain Provisions in Article 8.

Section 8.04(a) of the Indenture is amended by deleting the text of clauses (2) through (7) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.07.                                      Amendment of Certain Provisions in Article 10.

Section 10.01 of the Indenture is amended by deleting the second to last clause of the Section relating to Officers’ Certificates and Opinions of Counsel.

ARTICLE FOUR

SECTION 4.01.                                      Elimination of Certain Provisions in the Note

The Notes are deemed to be amended as follows:

(a)           Section 4 of the Notes is amended by replacing “(the “Indenture”)” with “(as amended from time to time, the “Indenture”)”.

(b)           Section 7 of the Notes is amended by retitling such Section “[Intentionally Omitted]” and the text of such Section is deleted in its entirety.

(c)           Section 12 of the Notes is amended by deleting clauses (iii), (iv), (v) and (vi) in their entirety and by deleting all references to “Restricted Subsidiaries that is a Significant Subsidiary” from clause (vii).

ARTICLE FIVE

SECTION 5.01.                                      Effectiveness of Amendments to Indenture.

This Supplemental Indenture will become effective immediately upon its execution and delivery but the amendments in such Supplemental Indenture set forth in Articles

Two through Five hereof will only become operative immediately prior to the acceptance for payment of all Notes that are validly tendered (and not withdrawn) on or prior to the Consent Payment Deadline (as defined in the Statement).

SECTION 5.02.                                      Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

SECTION 5.03.                                      Construction of Supplemental Indenture.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 5.04.                                      Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 5.05.                                      Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 5.06.                                      Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MUELLER WATER PRODUCTS, INC.

By:	/s/ Walter A. Smith
	Name:	Walter A. Smith
	Title:	Senior Vice President

LAW DEBENTURE TRUST COMPANY OF
NEW YORK, as Trustee

By:	/s/ Patrick J. Healy
	Name:	Patrick J. Healy
	Title:	Vice President, Senior Trust Officer